                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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Check the appropriate box:

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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                            The Lubrizol Corporation
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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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                            THE LUBRIZOL CORPORATION
                            29400 Lakeland Boulevard
                             Wickliffe, Ohio 44092

                            NOTICE OF ANNUAL MEETING

To Our Shareholders:

     The 2003 Annual Meeting of Shareholders of The Lubrizol Corporation will be held at the Radisson Hotel & Conference Center - Eastlake, 35000 Curtis Boulevard, Eastlake, Ohio, on Monday, April 28, 2003, at 10:00 a.m. At the meeting, we will ask you to:

     1.  Elect four directors for three-year terms; and

     2.  Transact other business that is properly presented at the meeting.

     Shareholders of record at the close of business on March 7, 2003, may vote at the meeting. The procedures for voting are described in the attached proxy statement.

     The business of the meeting and other information of interest to shareholders is described in the attached proxy statement. After the meeting, we will report on current operations and plans and have a question and answer period.

     At the 2002 meeting, approximately 86% of the shares were voted either in person or by proxy. Your continued support is appreciated, and we hope that you will be able to join us at the April 28 meeting.

                                          L. M. Reynolds
                                          Secretary

Wickliffe, Ohio
March 19, 2003

                          RETURN OF PROXIES REQUESTED

                    YOUR VOTE IS IMPORTANT. YOU CAN VOTE BY
                       TELEPHONE, OVER THE INTERNET OR BY
                        MAILING THE ENCLOSED PROXY CARD.

                                PROXY STATEMENT
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                               VOTING INFORMATION
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What may I vote on?

     The Board of Directors asks for your vote on one proposal:

      --      Election of nominees to serve on the Board of Directors

Who can vote?

     People who owned shares at the close of business on March 7, 2003, can vote at the annual meeting. On March 7, 2003, there were 51,456,997 outstanding shares of Lubrizol. Each share is entitled to one vote. This proxy statement and the enclosed proxy card were first mailed to shareholders on or about March 19, 2003.

How do I vote?

     You can vote any one of three ways:

      -- By Telephone: Call the toll-free number (at no cost to you) on your proxy card to vote by telephone. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Our telephone voting procedures are designed to verify shareholders by using the individual control numbers provided on the proxy cards.

              IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY
              CARD.

      -- Over the Internet: Visit the Web site listed on your proxy card to vote over the Internet. Internet voting is available 24 hours a day. As with telephone voting, you will use the control number listed on your proxy card, and you will be given the opportunity to confirm that your vote has been properly recorded.

              IF YOU VOTE OVER THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

      -- By Mail: Mark, sign, date and mail the enclosed proxy card to American Stock Transfer & Trust Company in the enclosed postage-paid envelope.

     If you sign and return your proxy card or use the telephone or Internet voting procedures, but do not indicate how you wish to vote, your shares will be voted FOR the proposal. If you indicate that you abstain, you will be counted as present at the annual meeting for purposes of determining whether there is a majority of outstanding shares at the meeting and you will be counted as voting (but not for or against) that issue. Any broker nonvote also will be counted as present at the annual meeting for purposes of determining whether there is a majority of outstanding shares at the meeting but will not be counted as voted.

     We are not aware of any other business which will be presented at the annual meeting. But, if there is other business that is properly presented at the meeting, your signature on a proxy card or through the telephone or Internet procedures gives authority to W.G. Bares, Chairman and Chief Executive Officer; C.P. Cooley, Vice President and Chief Financial Officer; and L. M. Reynolds, Corporate Secretary and Counsel, to vote on those matters in their best judgment.

Can I revoke my vote?

     You may revoke your proxy at any time before it is voted at the meeting by:

      --      notifying Lubrizol's corporate secretary in writing;

      --      voting at a later time by telephone or over the Internet;

      --      returning a later-dated proxy card; or

      --      voting in person at the annual meeting.

     Your most recent vote will be the one used as your vote.

Who tabulates the vote?

     American Stock Transfer & Trust Company serves as the independent tabulator of votes and inspector of elections. It will report the voting results to us. However, it will not identify to us how you voted on any issue unless:

      --      there is a contested election for the Board of Directors;

      --      it is required by law; or

      --      you request it.

Who is paying for this proxy solicitation?

     We are paying for the cost of soliciting your vote, including the cost of mailing the proxy statement and proxy card as well as the costs of the telephone and Internet voting procedures. We will, upon request, reimburse brokerage houses, custodians, nominees and others for the out-of-pocket and reasonable clerical expenses they incur in connection with this proxy solicitation.

Can I help Lubrizol save money by reducing the number of proxy materials sent to my house?

     Yes. In accordance with the notice we sent with your December 2001 dividend, we are saving money on printing and mailing costs by sending only one proxy statement and annual report to you and another shareholder if you have the same last name and address (unless you have told us otherwise). If you want to receive a separate copy of the annual report or proxy statement either now or in the future, you can contact our transfer agent at the following address:
American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, or by telephone at 1-800-627-2303. If you currently share an address with another Lubrizol shareholder and in the future wish to have just one proxy statement and annual report sent to your address, please contact our transfer agent at the address or telephone number above.

     If you hold stock through a bank, broker or other holder of record, you can contact them about receiving single or multiple copies of the proxy statements and annual reports.

Instead of receiving a paper copy, can I access the proxy statement and the annual report electronically?

     The proxy statement and 2002 annual report are on our Internet site at www.lubrizol.com/Investors/financial.htm.

     You can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your proxy card. If you chose this option, we will furnish you with instructions next year containing the Internet address to access our proxy statement and annual report, but you will not receive paper copies of either document.

     If you hold stock through a bank, broker or other holder of record, check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet. Most shareholders who hold stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to access our proxy statement and annual report.

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                             ELECTION OF DIRECTORS
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     Lubrizol has ten directors, divided into three classes. Two classes have three members each and one class has four members. The directors in each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting.

     The Organization and Compensation Committee has recommended, and the Board of Directors has approved, the nomination of the following four persons for election as directors at this annual meeting:

      --      Jerald A. Blumberg

      --      Forest J. Farmer, Sr.

      --      Ronald A. Mitsch

      --      Daniel E. Somers

     Each of these persons is currently a director and is being nominated for a three-year term that will end in 2006. If any of these persons becomes unavailable for election, your signed proxy will be voted for the election of any person who is recommended by the Organization and Compensation Committee or will be voted in favor of holding a vacancy to be filled by the directors. The nominated persons who receive the greatest number of votes will be elected to the open director positions.

     The following information is presented for each person who is being nominated for election as a director and for each other director who will continue in office after the meeting:

                                NOMINEES FOR ELECTION

                          JERALD A. BLUMBERG, age 63, resigned in June 2000 as
[JERALD A. BLUMBERG       President and Chief Executive Officer of Ambar, Inc., a
PHOTO]                    privately held oilfield services company. Prior to joining
                          Ambar, Inc. in January 1998, Mr. Blumberg held various
                          international and management positions during a 37-year
                          career with E. I. du Pont de Nemours & Company, Inc. From
                          October 1995 until his retirement on December 31, 1997, he was an Executive Vice President, Chairman of DuPont Europe
                          and a member of the Office of the Chief Executive. Mr.
                          Blumberg became a Lubrizol director in 1999. Mr. Blumberg
                          received a B.S. in chemical engineering from Michigan
                          Technological University in 1960. He is a director of
                          Burlington Industries, Inc. and NOVA Chemicals Corporation
                          and a member of the National Society of Professional
                          Engineers and the American Institute of Chemical Engineers.

                       FOREST J. FARMER, SR., age 62, is President and Chief Executive Officer of Enerflex
[FOREST J. FARMER SR.  Solutions LLC, which provides value-added subassemblies to the automotive industry. He is
PHOTO]                 also Chairman, Chief Executive Officer and President of Trillium Teamologies, a technology and engineering services company. Mr. Farmer was associated with Chrysler Corporation from
                       1968 to 1994 where he held various management positions including General Plants Manager for Car and Truck Assembly Operations. From 1988 until 1994, he was President of Acustar,
                       Inc., an automotive components subsidiary of Chrysler Corporation. Mr. Farmer became a
                       Lubrizol director in 1997. Mr. Farmer graduated from Purdue University in 1965 with a B.S.
                       degree in biology and physical education. He is a member of the Board of Directors of
                       Saturn Electronics and Engineering, Inc., American Axle & Manufacturing, St. John Health,
                       the Macomb Hospital Corporation and Friends of Scouting.

                       RONALD A. MITSCH, age 68, retired in 1998 as Vice Chairman and Executive Vice
                       President-Industrial and Consumer Markets of 3M, a manufacturer of products for
[RONALD A. MITSCH      industrial, commercial, health care and consumer markets. He began his career with 3M in
PHOTO]                 1960 as a Senior Research Chemist. He served various assignments in research and in 1979 was named Managing Director, 3M Netherlands. He returned to the United States in 1981 as
                       Research and Development Vice President, Life Sciences Sector. He was named Group Vice
                       President, Traffic and Personal Safety Products in 1985, Senior Vice President, Research
                       and Development in 1990, Executive Vice President in 1991 and Vice Chairman in 1995. Dr.
                       Mitsch graduated from Hamline University in 1956 with a B.S. in chemistry. He received an
                       M.S. in organic chemistry in 1958 and a Ph.D. in organic chemistry in 1960 from the
                       University of Nebraska. Dr. Mitsch became a Lubrizol director in 1991. He is a director of
                       Material Sciences Corporation, WTC Industries, GaMra Composites, Inc. and the SEI Center
                       for Advanced Studies in Management, Philadelphia, Pennsylvania (associated with the
                       Wharton School of Business of The University of Pennsylvania). In addition, he is the
                       Chairman for the Board of Trustees of Hamline University.

                       DANIEL E. SOMERS, age 55, is Vice Chairman of Blaylock & Partners LP, a minority-owned investment banking group in New York. He retired in October 2001 as President and Chief
[DANIEL E. SOMERS      Executive Officer of AT&T Broadband, which provides local and long distance service, high
PHOTO]                 speed Internet access and home entertainment service. Previously, Mr. Somers was Senior
                       Executive Vice President and Chief Financial Officer of AT&T from May 1997 to December
                       1999. Prior to joining AT&T, Mr. Somers was Chairman and Chief Executive Officer of Bell
                       Cablemedia, plc, of London for two years. From 1992 to 1995, he was Executive Vice
                       President and Chief Financial Officer of Bell Canada International, Inc. Prior to joining
                       Bell Canada, Mr. Somers held a number of senior executive, financial and operating-management positions with Radio Atlantic Holdings Ltd. and Imasco Ltd. Mr.
                       Somers became a Lubrizol director in 1999. Mr. Somers received a B.S. degree in finance from Stonehill College in North Easton, Massachusetts, in 1969. Mr. Somers is a director of Raindance Communications, Inc. and he is Vice Chairman of the Board of Trustees of
                       Stonehill College.

                         DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

                       W. G. BARES, age 61, is Chairman of the Board and Chief Executive Officer of The Lubrizol
                       Corporation. Mr. Bares joined Lubrizol as a development engineer in 1963 and was appointed
[W. G. BARES PHOTO]    Director of the Pilot Plant in 1972. He was elected Vice President in 1978, Executive Vice
                       President in 1980 and Chief Operating Officer in 1987 and became Chief Executive Officer on January 1, 1996. He was elected President in 1982 and served as President until January
                       2003. He was elected a director of Lubrizol in 1981 and Chairman of the Board in 1996. A
                       1963 graduate of Purdue University with a B.S. degree in chemical engineering, he earned an M.B.A. from Case Western Reserve University in 1969. Mr. Bares is a member of the
                       American Petroleum Institute and the American Institute of Chemical Engineers, having served as past chairman of its Cleveland section, and is a trustee for Case Western
                       Reserve University. In addition, he is a director of Oglebay Norton Company, KeyCorp and
                       Applied Industrial Technologies and an Executive Board Member of the Greater Western
                       Reserve Council of the Boy Scouts of America. Mr. Bares' term as a Lubrizol director expires in 2005.

                       GORDON D. HARNETT, age 60, is Chairman and Chief Executive Officer of Brush Engineered
                       Materials Inc., the world's largest producer of beryllium and beryllium-containing
[GORDON D. HARNETT     engineered products. Prior to joining Brush Wellman in 1991, Mr. Harnett had been Senior
PHOTO]                 Vice President of The BFGoodrich Company. From 1977 to 1988, he had held a series of senior executive positions with Tremco Inc., a wholly owned subsidiary of BFGoodrich, including President and Chief Executive Officer from 1982 to 1988. From 1969 through 1976,
                       Mr. Harnett worked for McKinsey & Co., including a two-year assignment in Tokyo. Mr.
                       Harnett became a Lubrizol director in 1995. Mr. Harnett graduated from Miami University in
                       1964 with a B.S. degree in business administration. He received an M.B.A. from Harvard
                       University in 1969. Mr. Harnett is a director of National City Bank, PolyOne Corporation and EnPro Industries, Inc. In addition, he is a trustee of University Hospitals of
                       Cleveland, Cleveland Tomorrow and Greater Cleveland Growth Association and is Chairman of
                       Cleveland Development Advisors, Inc. and the Greater Cleveland International Trade
                       Alliance. Mr. Harnett's term as a Lubrizol director expires in 2004.

                       VICTORIA F. HAYNES, age 55, is President of the Research Triangle Institute, which provides government and industry clients with research and development services in health,
[VICTORIA F. HAYNES    pharmaceuticals, environmental protection, advanced technologies and public policy. Prior
PHOTO]                 to joining Research Triangle Institute in June 1999, Dr. Haynes was Vice
                       President-Research and Development and Chief Technical Officer of The BFGoodrich Company,
                       a specialty chemicals and aerospace company. Dr. Haynes became a Lubrizol director in
                       1995. Dr. Haynes graduated from the University of California at Berkeley in 1969 with a
                       B.S. in chemistry. She received an M.A. in college teaching in 1971 and a Ph.D. in physical/organic chemistry in 1975 from Boston University and followed with a post doctoral associate assignment at Purdue University for two years. Dr. Haynes is a director of Nucor Corporation, Ziptronix, Inc., Microelectronics Center of North Carolina, North
                       Carolina Biotechnology Center and the North Carolina Board of Science and Technology. In
                       addition, she is active in the Council on Competitiveness. Dr. Haynes' term as a Lubrizol director expires in 2004.

                       DAVID H. HOAG, age 63, retired in 1999 as Chairman of The LTV Corporation, having retired in 1998 as Chief Executive Officer of The LTV Corporation and as Chief Executive Officer
[DAVID H. HOAG PHOTO]  of LTV Steel Company. Mr. Hoag was appointed to the position of Chairman in June 1991 after having been elected President and Chief Executive Officer in January of that year.
                       Mr. Hoag became Executive Vice President of The LTV Corporation in July 1986 and was
                       concurrently named a member of LTV's Board of Directors. Mr. Hoag became a Lubrizol director in 1989. He is a native of Pittsburgh and attended Allegheny College in
                       Meadville, Pennsylvania, receiving a Bachelor's Degree in 1960. He is a director of Brush
                       Engineered Materials Inc., The Chubb Corporation, PolyOne Corporation and NACCO
                       Industries, Inc. Mr. Hoag's term as a Lubrizol director expires in 2005.

                       WILLIAM P. MADAR, age 63, is Chairman of the Board of Nordson Corporation. He was Chief
                       Executive Officer of Nordson until he retired from that position in 1997. Nordson
[WILLIAM P. MADAR      Corporation manufactures and worldwide markets industrial equipment, along with the
PHOTO]                 software and application technologies that enhance its use. He is also Chairman of the
                       Board of cPref, a developer of software for the market research service industry. A 1961 graduate of Purdue University with a B.S. degree in chemical engineering, he earned an
                       M.B.A. from Stanford University in 1965. Mr. Madar became a Lubrizol director in 1992. He is a director of Nordson Corporation, National City Bank and Brush Engineered Materials
                       Inc. Mr. Madar is a trustee of the Cleveland Museum of Art and the Cleveland Clinic
                       Foundation. He is also co-chairman of the Advisory Committee for the Ohio Innovation Fund,
                       an early stage venture capital fund. Mr. Madar's term as a Lubrizol director expires in
                       2004.

                       PEGGY GORDON MILLER, age 65, is President of South Dakota State University. Prior to
[PEGGY GORDON MILLER   joining South Dakota State in 1998, Dr. Miller was Acting Vice President for Academic and
PHOTO]                 International Programs at the American Association of State Colleges and Universities. She
                       has also served as a Senior Fellow at the National Center for Higher Education, President
                       of The University of Akron and Chancellor of Indiana University Northwest. She became a
                       Lubrizol director in 1993. Dr. Miller is also a director of A. Schulman, Inc. She is a member of the National Competitiveness Council, the Governors Value Added Investment Board
                       and chairs the Nominating and the Global Priorities Commission for the American
                       Association of State Colleges and Universities. Dr. Miller holds degrees from Transylvania
                       University, Northwestern University and Indiana University. Dr. Miller's term as a
                       Lubrizol director expires in 2005.

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                                BOARD COMMITTEES
--------------------------------------------------------------------------------

     The Board of Directors held nine meetings during 2002. The board has several standing committees, including an Organization and Compensation Committee and an Audit Committee.

ORGANIZATION AND COMPENSATION COMMITTEE

     The Organization and Compensation Committee held eight meetings during 2002. Its principal functions are to:

      --      Review corporate governance annually.

      --      Review and recommend candidates for election as directors.

      --      Review and recommend candidates for election as officers.

      --      Review and authorize compensation for directors and officers.

      --      Evaluate the performance of the chief executive officer.

      -- Designate employees to receive grants of stock options and other stock awards and determine the type and size of the awards.

      -- Determine the size of the fund pools for the profit sharing plan, year-end variable compensation plan and the performance pay plan.

      -- Designate employees to receive awards under the performance pay plan.

     This committee will consider shareholder recommendations for director nominations. These recommendations should be submitted in writing to Lubrizol's corporate secretary by January 1 before the annual meeting.

     The members of this committee are all of the outside directors and are unrelated to Lubrizol. The chairman of this committee serves as the lead outside director for purposes of chairing regularly scheduled meetings of outside directors and for other responsibilities which the outside directors designate. Gordon D. Harnett, chairman of this committee, currently is lead outside director.

AUDIT COMMITTEE

     The principal functions of the Audit Committee are to:

      --      Annually appoint the independent auditors.

      -- Annually evaluate with management the performance of the independent auditor. The independent auditor is ultimately accountable to the board and the Audit Committee.

      -- Review with the independent and internal auditors the planned scope and results of audits.

      -- Hold conferences and reviews with the auditors as desired by the committee or the auditors.

      -- Review matters that affect financial statements and the results of the independent auditor's reviews, annual audit and report.

      -- Review the adequacy and effectiveness of the internal audit function.

      --      Oversee Lubrizol's internal control structure.

      -- Provide oversight of the activities of the chief ethics officer and review procedures for monitoring compliance with Lubrizol's Policy on Ethical and Legal Conduct.

      -- Report to the board the results of these reviews and conferences and submit to the board any recommendations of the committee.

     The Board of Directors has adopted a written charter for this committee. In performing its functions, the Audit Committee acts in an oversight capacity for Lubrizol's management processes and systems, internal control structure, financial reporting and risk management. It is not responsible for preparing or assuring the accuracy of Lubrizol's financial statements or filings, or conducting audits of the financial statements.

     The members of the Audit Committee are David H. Hoag (Chairman), Victoria
F. Haynes, William P. Madar, Ronald A. Mitsch and Daniel E. Somers. The board has determined that each of the members is independent under the rules of the New York Stock Exchange.

AUDIT COMMITTEE REPORT

     The Audit Committee reviews Lubrizol's financial reporting process on behalf of the Board of Directors. The committee held four meetings during 2002. During these meetings, the committee reviewed and discussed the audited financial statements for 2002 separately with management and Lubrizol's independent auditors, Deloitte & Touche LLP. The discussions with Deloitte & Touche included matters required to be discussed by the Statement on Auditing Standards No. 61. In addition, the committee received from Deloitte & Touche written independence disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with Deloitte & Touche its independence. Based on the review of the audited financial statements and the discussions described above, the committee recommended to the Board of Directors that the audited financial statements be included in Lubrizol's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

David H. Hoag, Chairman  Ronald A. Mitsch
Victoria F. Haynes       Daniel E. Somers
William P. Madar

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                             DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

     Directors who are not Lubrizol employees receive a yearly cash retainer fee of $16,000, plus $1,000 for each board meeting they attend and $1,000 for each committee meeting they attend. If a committee meeting is held on a different day from a board meeting, they receive $1,200 for the committee meeting.

     Directors who are not Lubrizol employees may participate in a deferred compensation plan for directors. Under this plan, directors may defer all or any portion of their yearly fee and meeting attendance fees and have these amounts credited to various cash investment accounts and/or a share unit account. The investment returns of the cash investment accounts equal the performance of the investment portfolios designated by the Organization and Compensation Committee. The number of share units credited to the share unit account is based on the price of Lubrizol shares on the day the share units are credited to the account and includes additional share units credited for quarterly dividends paid on Lubrizol shares. When a person is no longer a director, cash is distributed from the person's cash account and Lubrizol shares are issued equal to the number of share units in the person's share unit account.

     On the date of each annual meeting, each director who is not a Lubrizol employee automatically receives an option to purchase 2,500 Lubrizol shares under the 1991 Stock Incentive Plan.

     Directors who are not Lubrizol employees also participate in a deferred stock compensation plan. Under this plan, each nonemployee director receives 500 share units on each October 1 and is credited with additional share units for quarterly dividends paid on Lubrizol shares. When a person is no longer a director, Lubrizol shares are issued equal to the number of share units in the person's account.

     The Lubrizol Corporation Board of Directors Guidelines are attached as Appendix A to this proxy statement.

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                SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                          AND LARGE BENEFICIAL OWNERS
--------------------------------------------------------------------------------

     The following table shows the number of shares beneficially owned on January 31, 2003, by each director and each executive officer named in the table below and by all executive officers and directors as a group. Each person has sole voting and investment power for all the shares shown, unless otherwise noted. Mr. Bares beneficially owns 1.8% of Lubrizol shares based on the total shown in the table below. No other executive officer or director owns more than 1% of Lubrizol shares. All executive officers and directors as a group beneficially own approximately 5.2% of Lubrizol shares.

                                            Amount and Nature of Beneficial Ownership
                                ------------------------------------------------------------------
           Name of                             Direct      Employee   Exercisable      Deferred
       Beneficial Owner           Total     Ownership(1)   Plan(2)    Options(3)    Share Units(4)
       ----------------         ---------   ------------   --------   -----------   --------------
W. G. Bares...................    944,333     131,520       10,261       792,969         9,583
Jerald A. Blumberg............     13,959       1,000                      6,375         6,584
D. W. Bogus...................     60,059       2,300        2,267        49,500         5,992(5)
C. P. Cooley..................    124,610       2,879        2,194       105,762        13,775
Forest J. Farmer, Sr. ........     16,281         225                     10,375         5,681
Gordon D. Harnett.............     27,062         200                     12,375        14,487
Victoria F. Haynes............     18,954         500                     12,375         6,079
G. R. Hill....................    341,891      45,636        3,116       293,139
David H. Hoag.................     28,844       4,149                     18,375         6,320
S. F. Kirk....................    182,602      12,944        1,762       158,120         9,776
William P. Madar..............     37,703       2,015                     18,375        17,313
Peggy Gordon Miller...........     24,843       1,100                     18,375         5,368
Ronald A. Mitsch..............     26,305       2,000                     18,375         5,930
Daniel E. Somers..............     12,323       1,469                      6,375         4,479
All Executive Officers and
  Directors as a Group........  2,673,259     239,506       66,827     2,229,760       137,166

---------------
(1) This column includes shares owned by or jointly with family members, including 300 of Mr. Bogus' shares, 12,944 of Mr. Kirk's shares and 17,492 of the shares held by the group, for which they have shared voting and investment power.

(2) This column shows shares held in the profit sharing and savings plan, for which the persons indicated have sole voting power and limited investment power.

(3) This column shows shares covered by stock options that are currently exercisable or will be exercisable by March 31, 2003.

(4) This column shows the indirect share ownership held by directors and officers under various deferred compensation plans described in this proxy statement.

(5) This number includes 1,591 share units under a supplemental retirement plan.

SHARE OWNERSHIP GUIDELINES

     We have share ownership guidelines that require executive officers to hold shares having a value between 1.5 and 4 times their fixed pay, depending on their position.

FIVE PERCENT BENEFICIAL OWNERS

     The following table lists each person we know to be an owner of more than 5% of our shares on December 31, 2002.

                                                              Amount and Nature
                                                                of Beneficial      Percent
            Name and Address of Beneficial Owner                  Ownership        of Class
            ------------------------------------              -----------------    --------
Alliance Capital Management L.P.............................    7,333,363(1)        14.3%
  1290 Avenue of the Americas
  New York, New York 10104

---------------
(1) This information was obtained from a Schedule 13G dated February 12, 2003, filed by Alliance Capital Management L.P., which is an investment adviser registered under the Investment Advisers Act of 1940. Alliance Capital Management L.P. reported sole voting power as to 4,142,505 shares, shared voting power as to 800,311 shares, sole investment power as to 7,100,563 shares and shared investment power as to 232,800 shares. Alliance Capital Management L.P. also serves as an investment advisor for Lubrizol's pension and profit sharing plans. However, under investment guidelines applicable to Lubrizol's pension and profit sharing plans, investment advisors are not permitted to invest our plans' assets in Lubrizol shares. Lubrizol paid Alliance Capital Management L.P. approximately $223,000 for investment advisory services rendered during 2002.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following table shows the compensation for 2002, 2001 and 2000 of the chief executive officer and the next four highest-paid executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term Compensation
                                                                                     -------------------------------------
                                                                                              Awards              Payouts
                                                      Annual Compensation            -------------------------   ---------
                                             -------------------------------------                 Securities
                                                                        Other        Restricted    Underlying    Long-term
              Name and                                                 Annual          Stock        Options/     Incentive
         Principal Position           Year    Salary     Bonus     Compensation(1)     Awards     SARs(No.)(2)    Payouts
         ------------------           ----   --------   --------   ---------------   ----------   ------------   ---------
W. G. Bares
 Chairman of the Board
 and Chief Executive
 Officer............................  2002   $823,789   $900,000       $ 9,640              0       159,995         N/A
                                      2001    802,581    304,000        10,113              0       245,934         N/A
                                      2000    762,013    465,000         5,325              0       115,000         N/A
G. R. Hill
 Senior Vice President..............  2002    373,207    265,000         3,054              0        40,000         N/A
                                      2001    362,563     98,000         3,625              0        80,000         N/A
                                      2000    350,393    155,000         2,875              0        40,000         N/A
C. P. Cooley
 Vice President and Chief
 Financial Officer..................  2002    298,075    215,000         3,365              0        29,036         N/A
                                      2001    290,208     80,000         3,229              0        54,000         N/A
                                      2000    277,752    117,000         2,556              0        27,000         N/A
S. F. Kirk
 Vice President.....................  2002    277,281    203,000         3,365              0        33,672         N/A
                                      2001    269,107     82,000         3,229              0        60,679         N/A
                                      2000    253,130    112,000         4,531              0        27,000         N/A
D. W. Bogus
 Vice President.....................  2002    267,226    203,000         2,577              0        16,500         N/A
                                      2001    244,188     68,000         2,683              0        33,000         N/A
                                      2000    169,319     92,000         2,556              0        16,500         N/A


              Name and                   All Other
         Principal Position           Compensation(3)
         ------------------           ---------------
W. G. Bares
 Chairman of the Board
 and Chief Executive
 Officer............................      $39,487
                                           39,943
                                           41,821
G. R. Hill
 Senior Vice President..............       23,771
                                           23,014
                                           19,238
C. P. Cooley
 Vice President and Chief
 Financial Officer..................       13,813
                                           11,108
                                           15,337
S. F. Kirk
 Vice President.....................       13,027
                                           11,761
                                           14,747
D. W. Bogus
 Vice President.....................       27,060(4)
                                           25,118(4)
                                           18,134(4)

---------------
(1) This column reflects gross-up payments to cover taxes related to the use of financial planning services.

(2) This column reflects the number of shares covered by stock options granted during the year.

(3) This column reflects our contributions to the profit sharing and savings plan for these executives, including accruals to the related supplemental defined contribution plan and amounts expensed under the executive death benefit program, described on page 20. These amounts have not been received by these executives.

(4) This amount includes the grant date value of share units credited to a supplemental retirement account described on page 20. These amounts have not been received by this executive.

STOCK INCENTIVE PLANS

     Our 1991 Stock Incentive Plan allows grants of incentive and nonstatutory stock options, as well as stock appreciation rights and restricted and nonrestricted stock awards. Any of our employees and our subsidiaries' employees may be selected to participate in the plan. The plan is administered by the Organization and Compensation Committee, which selects participants and determines the type and amount of awards granted. The plan will expire on May 1, 2012.

     The number of shares available under the plan during a calendar year is 1% of the outstanding shares on January 1 of that year, plus any unused shares from previous years. The option price for stock options is not less than the average of the high and the low market prices of shares on the grant date. The term of each option is fixed by the committee. Participants can exercise their options 50% after one year, 75% after two years and 100% after three years. All outstanding options become fully exercisable upon a change of control.

     Under this plan, any person who pays the option price of options granted prior to March 27, 2000, under the plan with shares already owned will automatically receive a new option grant for the number of shares used to pay the option price. These option grants are called reload options. For options granted on or after March 27, 2000, the committee in its discretion may grant a reload option for the number of shares used to pay the option price. Persons may not transfer shares acquired from the exercise of a reload option while still an employee or director unless they have met any applicable share ownership guidelines. We eliminated reloads for new options granted on or November 11, 2002.

     We also have options outstanding under our 1985 Employee Stock Option Plan. The only options granted under this plan are reload options to employees who pay the option price of options granted under this plan with shares they already own. In these cases, the committee in its discretion may grant a reload option under this plan for the number of shares used to pay the option price.

     The following tables show option transactions for the named executive officers during 2002. No stock appreciation rights were granted, exercised or outstanding in 2002.

                             OPTION GRANTS IN 2002

                                             Individual Grants
                            ---------------------------------------------------            Potential Realizable Value
                             Number of     % of Total                                       at Assumed Annual Rates
                             Securities     Options                                       of Stock Price Appreciation
                             Underlying    Granted to    Exercise                              for Option Term(2)
                            Options/SARs   Employees     or Base     Expiration     ----------------------------------------
           Name               Granted       in 2002      Price(1)       Date        0%           5%                10%
           ----             ------------   ----------   ----------   ----------     ---   -----------------   --------------
W. G. Bares...............     115,000        12.12%     $34.0750    03/25/2012      --     $  2,464,402      $    6,245,279
                                37,496(3)      3.95%      34.0750    03/22/2003                   63,884             127,768
                                 7,499(3)      0.79%      34.0750    03/22/2009                  104,026             242,424
G. R. Hill................      40,000         4.21%      34.0750    03/25/2012      --          857,183           2,172,271
C. P. Cooley..............      27,000         2.84%      34.0750    03/25/2012      --          578,599           1,466,283
                                 2,036         0.21%      34.0750    03/22/2009                   28,243              65,819
S. F. Kirk................      27,000         2.84%      34.0750    03/25/2012                  578,599           1,466,283
                                 6,672(3)      0.70%      34.0750    03/22/2009                   92,554             215,689
D. W. Bogus...............      16,500         1.74%      34.0750    03/25/2012      --          353,588             896,062
All Optionees.............     949,102       100.00%      34.0570              (4)   --       20,328,151          51,515,548
All Shareholders..........            (5)       (5)              (5)           (5)   --    1,102,135,214       2,793,028,184
Optionees' Gain as % of
  Shareholders' Gain......                                                                          1.84%               1.84%

---------------

(1) This column shows the average of the high and low sales prices as reported on the New York Stock Exchange on the grant date.

(2) The assumed rates of appreciation shown are established by the Securities and Exchange Commission and are not meant to represent either past or future appreciation rates for Lubrizol shares. If the assumed annual appreciation rates were applied to the fair market value of Lubrizol shares at December 31, 2002 ($30.46 per share), then at the end of a 10-year option term, the per share market price of the shares would be $30.46 at a 0% appreciation rate, $49.62 at a 5% appreciation rate and $79.01 at a 10% appreciation rate.

(3) The amount shown reflects a reload option granted in an amount equal to the number of common shares used in the payment of the exercise price of another option.

(4) Expiration dates range from April 27, 2002, through June 24, 2012.

(5) The amounts shown are the hypothetical returns to all shareholders assuming they purchased their shares at a price of $34.06, the average exercise price for all options granted during 2002, and that all shareholders hold the shares continuously for ten years. The number of outstanding shares on December 31, 2002, was 51,457,642.

    AGGREGATED OPTION EXERCISES IN 2002 AND DECEMBER 31, 2002, OPTION VALUES

                                                   Number of Securities
                                                        Underlying
                                                                                 Value of Unexercised
                        Shares                      Unexercised Options          In-the-Money Options
                       Acquired                    at December 31, 2002         at December 31, 2002(2)
                          on         Value      ---------------------------   ---------------------------
        Name           Exercise   Realized(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
        ----           --------   -----------   -----------   -------------   -----------   -------------
W. G. Bares..........   44,000     $222,750       649,219        258,750      $  509,619     $   78,056
G. R. Hill...........   20,000       44,150       243,139         90,000         297,696         27,150
C. P. Cooley.........    3,274       42,451        72,012         60,750         131,892         18,326
S. F. Kirk...........   12,250       60,135       124,370         60,750         112,260         18,326
D. W. Bogus..........        0            0        28,875         37,125          26,596          9,910

---------------

(1) The amounts in this column are the differences between the fair market value at the exercise date of the Lubrizol shares acquired through the option exercises and the exercise price of the option.

(2) The amounts in these columns are the differences between the fair market value of Lubrizol shares at December 31, 2002 ($30.46 per share), and the exercise price of the option. An option is considered in-the-money when the fair market value of the shares is greater than the exercise price of the option.

                 LONG-TERM INCENTIVE PLANS -- AWARDS IN 2002(1)

                                         Performance or             Estimated Future Payouts Under
                           Number of      Other Period               Non-Stock Price-Based Plans
                         Shares, Units        until        ------------------------------------------------
                           or Other       Maturation or      Threshold          Target          Maximum
         Name               Rights           Payout        Dollars/Shares   Dollars/Shares   Dollars/Shares
         ----            -------------   --------------    --------------   --------------   --------------
W. G. Bares............         (1)               (2)        $1,042,943       $2,085,886       $6,265,584
                                                                 14,331           28,661           86,093
G. R. Hill.............         (1)               (2)        $  209,074       $  418,149       $1,256,035
                                                                  2,873            5,746           17,259
C. P. Cooley...........         (1)               (2)        $  176,384       $  352,768       $1,059,643
                                                                  2,424            4,847           14,560
S. F. Kirk.............         (1)               (2)        $  149,151       $  298,303       $  896,042
                                                                  2,049            4,099           12,312
D. W. Bogus............         (1)               (2)        $  140,348       $  280,695       $  843,153
                                                                  1,928            3,857           11,585

---------------

(1) Dollar-based target awards are determined by the Organization and Compensation Committee in the December prior to the three-year performance period. A portion of the award is converted into a number of shares based on the price of Lubrizol stock on the date of the award. There are no voting or dividend rights associated with the shares until the end of the performance period and payouts, if any, are made. Target awards correspond to a pre-determined three-year earnings per share growth rate target. The three-year earnings per share growth rate must reach a minimum pre-determined threshold before any payout would be made. The maximum payout corresponds to a three-year earnings per share growth rate that is more than twice the target growth rate.

(2) The performance period runs from 2003 through 2005. Payouts, if any, will be made in 2006.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Organization and Compensation Committee approves the compensation packages for executive officers. The committee consists of all the outside directors.

Factors Considered by the Committee

     In carrying out its responsibilities in 2002, the committee considered the following:

      -- Advice from independent consultants on all aspects of Lubrizol's compensation policies, including comparisons to the policies and practices of other companies;

      --      Relevant trends in executive compensation practices;

      --      Lubrizol's financial performance;

      --      Lubrizol's business performance;

      -- Lubrizol's compensation policies and practices for employees generally;

      -- Recommendations of executive management on compensation of key employees including executive officers; and

      -- The committee's and Lubrizol's historical philosophy to reward according to Lubrizol's performance and according to individual contribution, including the individual's commitment to Lubrizol.

Cash Compensation of Employees Generally

     The cash compensation of most employees, including the executive officers named in the compensation table in this proxy statement, consists of (1) base salary, (2) quarterly pay and (3) variable pay.

     Quarterly pay is a fixed percentage of base salary determined by an employee's length of service. Employee base salary plus quarterly pay is designed to be within the mid-level range of salaries for persons having similar jobs in the chemical and related industries.

     Variable pay authorized by the committee for employees, other than executive officers and other key employees, is paid in the first quarter and is based upon a percentage of the previous year's net income. Variable pay is allocated to employees based on a uniform percentage of each employee's base salary.

Cash Compensation of Executive Officers

     The base salary and quarterly pay practices for employees also apply to executive officers.

     For executive officers, eight separate surveys selected by the committee's compensation consultant are used to determine base salary plus quarterly pay. These surveys include more companies than the published industry line-of-business indices used to compare total shareholder return on page 18 of this proxy statement; however, 10 peer chemical companies are included in both the salary surveys and the published industry indices. In addition, for the five highest paid executives, total compensation levels and practices are analyzed using compensation data published in each peer organization's proxy statement. This analysis considers fixed salary, annual incentive, total cash compensation, long-term incentives and total compensation.

     The committee also reviews Lubrizol's three-year performance compared to a peer group of 17 companies by analyzing total shareholder return, economic value added, return on equity, return on assets and growth in earnings per share. This analysis helps ensure that total executive pay is in alignment with Lubrizol's performance relative to its peer group.

     The committee administers the executive compensation policy with the objective of keeping executive compensation comparable with other companies in the chemical and related industries.

The average executive base salary plus quarterly pay in 2002 was slightly below the mid-level range when compared to fixed compensation paid by companies in the surveys.

     Executive officers and other key employees can receive variable cash compensation under a performance pay plan. The committee determines a percentage of annual net income to establish the amount available under this plan. For 2002, this percentage was based on objective financial measures and objective and subjective performance measures for initiatives relating to our strategies for (1) running the business and (2) changing the business. The objective financial measures include earnings per share, contribution income from the fluid technologies for industry, paints, coatings and inks, process chemicals, defoamers and metalworking businesses, and emulsified products sales.

     Sixty-six percent of the weighting for all the performance measures is based upon financial measures with the largest portion weighted to earnings per share. The payout under the performance pay plan will vary based upon goal accomplishment. Even if other goals are reached, earnings per share must reach a minimum predetermined threshold before the plan will make payments.

     The committee has the discretion to adjust the amount available under the performance pay plan and to determine individual payouts under the performance pay plan based upon an executive's level of responsibility, recommendations by executive management and a subjective judgment by the committee of the executive's contribution to Lubrizol's financial and business performance.

Stock Compensation for Executive Officers

     Lubrizol uses stock options and performance share stock awards as forms of long-term incentive compensation for executive officers and other key employees.

     Stock Options

     The committee determines the number of stock options granted to an executive based on the individual's level of responsibility and performance, recommendations by executive management and a subjective judgment by the committee of the executive's contribution to financial and business performance. The committee does not take into consideration existing awards held by the executive when making new grants. For 2002, the committee set the total number of stock options for annual grants to the five highest-paid executive officers at the mid-level range of long-term incentive awards within the peer chemical companies. For the other executive officers, the comparison was with general industrial companies.

     Performance Share Stock Awards

     The committee granted performance share stock awards to executive officers in 1997. Newly elected executive officers receive proportional performance share stock awards at the time of hire or promotion. When the performance share stock awards vest, Lubrizol will issue shares equal to the number of performance share stock awards granted. These performance share stock awards will vest if the closing market price of Lubrizol shares reaches $45 for ten consecutive trading days. Otherwise, these awards will vest on March 24, 2003. No performance shares vested in 2002.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation paid to specified executive officers of public companies. All compensation paid for 2002 to Lubrizol executive officers, including the compensation element of shares received under Lubrizol's stock option plans, qualified for deduction.

Compensation of the Chief Executive Officer

     The committee's intent is to set Mr. Bares' base salary plus quarterly pay within a range that is competitive with the fixed salaries of chief executive officers in the chemical and related industries.

The committee increased Mr. Bares' base salary by 5% effective August 2002, 18 months after the previous increase. Mr. Bares' base salary and quarterly pay is almost equal to the mid-level range of comparable salaries.

     Mr. Bares received 52% of his total cash compensation for 2002 from the performance pay plan. For 2002, earnings per share exceeded the 2002 minimum threshold.

     In setting Mr. Bares' total compensation, the committee considers various other aspects of corporate performance including market position, productivity, product leadership, personnel development, employee attitudes, public responsibility, quality practices and the balancing of short-term and long-term goals. For 2002, Mr. Bares' total compensation was at the mid-level range of comparable total compensation of chief executive officers of peer chemical companies.

     In determining the number of stock options granted to Mr. Bares in 2002, the committee considered the factors described immediately above, as well as his position within Lubrizol and stock option grant comparisons with peer chemical companies.

     Lubrizol's share ownership guidelines require Mr. Bares to hold shares valued at four times his annual fixed pay. At year end, he owned over five times his annual fixed pay in shares.

  2003 Compensation Practice Changes

     During 2002, the committee met extensively to consider and adopt changes to the compensation practices for key executive officers and the chief executive officer. The changes are meant to more closely align their compensation with Lubrizol's performance and shareholder interest. These changes are effective beginning with 2003. No new stock options or performance shares will be granted to certain key executive officers in 2003. Instead a long-term performance incentive program will provide a target payout of cash and shares in 2006 if a three-year earnings per share growth target is met. The three-year earnings per share growth target was set by the committee prior to the beginning of 2003. The payout percentage will vary up or down based upon the actual three-year earnings per share growth. The three-year earnings per share growth must reach a minimum threshold of the pre-determined target or no long-term incentive benefits will be paid.

Gordon D. Harnett, Chairman            William P. Madar
Jerald A. Blumberg                     Peggy Gordon Miller
Forest J. Farmer, Sr.                  Ronald A. Mitsch
Victoria F. Haynes                     Daniel E. Somers
David H. Hoag

PERFORMANCE COMPARISONS

     The following chart compares our combined total shareholder returns for the five years ended December 31, 2002, to the combined total shareholder returns of
(a) the Standard & Poor's Industrial Index, (b) the Dow Jones Chemical Index and
(c) the Standard & Poor's Specialty Chemical Index.

     We believe we have a peer group relationship with companies in these last two indices. However, no single peer index or peer company is totally comparable to our business. The peer company indices used include companies which supply specialty chemicals to a wide variety of markets. Some of our direct competitors are chemical divisions that represent small portions of large oil companies. These chemical divisions are not included in the peer comparison because information is not available to us which shows those divisions separately from the parent company.

     The chart assumes the investment of $100 on December 31, 1997, and the immediate investment of all dividends.

                        [PERFORMANCE COMPARISONS CHART]

         -----------------------------------------------------------------------------------------
                                                1997     1998     1999     2000     2001     2002
         -----------------------------------------------------------------------------------------
           Lubrizol                            100.00    71.94    89.89    78.29   110.31    99.03
         -----------------------------------------------------------------------------------------
           S&P Industrials                     100.00   110.87   134.71   142.63   134.44    99.03
         -----------------------------------------------------------------------------------------
           Dow Jones Chemicals                 100.00    88.45   108.42    94.29    94.01    90.91
         -----------------------------------------------------------------------------------------
           S&P Specialty Chemicals             100.00    91.03   102.90    85.72    91.66   103.21
         -----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  EMPLOYEE AND EXECUTIVE OFFICER BENEFIT PLANS
--------------------------------------------------------------------------------

     In addition to the stock option and variable compensation plans described in this proxy statement and the group health, life and disability insurance plans available to all employees, we also have the following plans for employees and executive officers.

PENSION PLANS

     We have a qualified pension plan for all employees. We also have a basic supplemental defined benefit plan which provides highly paid employees with the portion of their retirement benefits not payable from the pension plan because of tax law limitations. In addition, we have a special officers' supplemental defined benefit plan which covered two officers as of December 31, 2002, and is described in the paragraph below the pension table.

     Benefits under the pension plan and the related basic supplemental plan are based on a final average pay formula or a career average pay formula, whichever produces the higher benefit to the employee. The table below uses the final average pay formula because it produces the higher benefit at the pay levels shown.

     Final average pay is an average of an employee's highest five consecutive years out of the last ten years of pay. Pay for the plans consists of base salary (unreduced for elective before-tax savings contributions and before-tax cafeteria plan contributions), quarterly pay, overtime pay, shift premium differentials, vacation and holiday pay, paid variable compensation, long-term disability benefits and (for purposes of the basic and special supplemental plans) cash compensation deferrals. Pay used to determine benefits for each of the named executive officers is equal to the amounts shown in the salary and bonus columns for them in the summary compensation table in this proxy statement.

     Benefits are based on a 10-year certain and life annuity. Employees hired before February 1, 1984, may elect a lump sum option. Other payment options available to all employees are a joint and 100% or 50% survivor annuity.

     The final average pay formula limits years of service to 30. The estimated credited years of service for each of the named executive officers (after this 30-year service limitation) is as follows: Mr. Bares, 30 years; Mr. Kirk, 30 years; Dr. Hill, 20 years; Mr. Cooley, 5 years; and Mr. Bogus, 3 years.

     The following table shows the estimated annual retirement benefits payable at age 65 under the pension plan and the basic supplemental defined benefit plan in the final average pay and years of service categories shown. The benefits are shown as a 10-year certain and life annuity.

  Final                                           Credited Years of Service
 Average                     --------------------------------------------------------------------
   Pay                       10 Years    15 Years    20 Years    25 Years    30 Years    35 Years
----------                   --------    --------    --------    --------    --------    --------
$  200,000 ................   27,140      40,710      54,280      67,850      81,420      81,420
   400,000 ................   56,140      84,210     112,280     140,350     168,420     168,420
   600,000 ................   85,140     127,710     170,280     212,850     255,420     255,420
   800,000 ................  114,140     171,210     228,280     285,350     342,420     342,420
 1,000,000 ................  143,140     214,710     286,280     357,850     429,420     429,420
 1,200,000 ................  172,140     258,210     344,280     430,350     516,420     516,420
 1,400,000 ................  201,140     301,710     402,280     502,850     603,420     603,420
 1,600,000 ................  230,140     345,210     460,280     575,350     690,420     690,420

     As of December 31, 2002, Mr. Bares and Dr. Hill were participants in the special officers' supplemental defined benefit plan. Benefits under this plan are based on an average of the highest three consecutive years of pay during the last ten years. The plan limits years of service to 30 and computes benefits on the basis of a 10-year certain and life annuity. Benefits are reduced for Social Security and payments made under other Lubrizol benefit plans. After making all the deductions required under the plan, the estimated additional annual benefit payable under this plan at age 65 (assuming current final average pay) to Mr. Bares is $2.5 million and to Dr. Hill is $239,000.

PROFIT SHARING AND SAVINGS PLAN

     We have a qualified profit sharing and savings plan for all employees. Each year, the Board of Directors determines the portion of Lubrizol profits that will be contributed to the plan. Profit sharing contributions are allocated to employees' accounts based on their pay.

     In addition, employees may contribute up to 18% (16% for highly compensated employees) of base pay to the plan as a before-tax contribution. Lubrizol matches 50% of the employee's before-tax contributions up to 4% of the employee's base pay. Employees also may make after-tax contributions subject to an overall limit of 18% (16% for highly compensated employees) of base pay for their total before-tax and after-tax contributions.

     Employees may direct the investment of their contributions and the company match among a Lubrizol share fund and ten other funds with a range of investment characteristics.

     Employees vest in profit sharing and matching contributions at a rate of 20% per year of service. The plan allows distribution of an employee's vested account balance after retirement, death or other termination of employment.

DEFERRED COMPENSATION PLANS

     We have a deferred compensation plan for executive officers. Under this plan, executive officers may defer all or any portion of their total annual pay and have these amounts credited to various cash investment accounts and/or a share unit account. The investment returns of the cash investment accounts equal the performance of the investment portfolios designated by the Organization and Compensation Committee. The number of share units credited to the share unit account is based on the price of Lubrizol shares on the day the share units are credited to the account and includes additional share units credited for quarterly dividends paid on Lubrizol shares. At the end of the deferral period, the deferrals and earnings are distributed to the participant. Cash is distributed from the cash account and Lubrizol shares are issued equal to the number of share units in the participant's share unit account.

     In addition, we have another deferred compensation plan for some executive officers. Under this plan, participants may defer any amount of their variable pay under the performance pay plan. Deferred amounts are converted into share units based on the current market price of Lubrizol's shares, which are then multiplied by 1.25. Additional share units are credited for quarterly dividends paid on Lubrizol shares. At the end of the deferral period, which is at least three years, Lubrizol shares are issued equal to the number of share units in the participant's account.

SUPPLEMENTAL RETIREMENT PLAN

     We have a supplemental retirement plan for Donald W. Bogus under which 500 share units are credited to an account on each April 1 until his retirement from Lubrizol. The account is also credited with additional share units for quarterly dividends paid on Lubrizol shares. Upon his retirement, he may elect to receive the balance of his account in cash or common shares.

EXECUTIVE DEATH BENEFIT PROGRAM

     The Organization and Compensation Committee selects executive officers to participate in an executive death benefit program. This program provides a benefit to the executive officer's designated beneficiary following the executive officer's death. The death benefit is 250% of the participant's base salary plus quarterly pay for a designated year, reducing to 150% at age 70 and 100% at age 75.

EXECUTIVE AGREEMENTS

     We have employment termination agreements with senior executives, including Messrs. Bares, Hill, Cooley, Kirk and Bogus. Each termination agreement provides that, in the event of a change in control of Lubrizol, the executive will be employed by Lubrizol for up to three years at responsibility, salary and benefit levels equal to those immediately preceding the change in control. If the executive's employment is terminated during those three years for reasons other than death, permanent disability, reaching age 65 or for cause, or if the executive terminates employment in specified circumstances, the benefits provided to the executive are:

     (1) a lump sum payment equal to three times the salary and other forms of cash compensation in effect at the time of termination, and

     (2) continued employee benefit coverage for the remainder of the three years.

     The termination agreements also provide that the executive will receive an amount which will cover any excise taxes that apply.

     Each executive has agreed, if the executive accepts any benefits under the termination agreement, not to compete with Lubrizol for one year after termination of employment after a change in control.

     Assuming a change in control were to occur and all of the executive officers who have termination agreements were terminated as of January 1, 2003, the estimated amount of payments which we would have to make under the termination agreements (including amounts to cover excise taxes) is $30 million.

EMPLOYEE SEVERANCE COMPENSATION PLAN

     We also have a severance compensation plan that provides for a severance payment to employees if, within 15 months after a change in control of Lubrizol, their employment is terminated for any reason other than death, permanent disability, voluntary retirement or for cause. Executives who receive payments under the executive termination agreements described above will not receive severance payments under the severance compensation plan.

     For an employee with five or more years of service with Lubrizol, the benefit under the severance compensation plan is a lump sum payment equal to the total cash compensation received by the employee in the preceding 12-month period. Employees with less than five years but more than six months of service would receive a lesser amount proportionate to their length of service.

--------------------------------------------------------------------------------

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and some persons who own more than 10% of our shares, to file reports of share ownership and change in ownership with the Securities and Exchange Commission, with a copy to us. We are not aware of any shareholder who owns more than 10% of our shares and is required to file these reports.

     Based solely on a review of the copies of the forms furnished to us during or for 2002 and written statements from officers and directors, we believe that all officers and directors filed on time all reports required during 2002 and any prior year.

--------------------------------------------------------------------------------

                            APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     The Audit Committee appointed Deloitte & Touche LLP, independent auditors, to audit the financial statements of Lubrizol for the year 2003.

     During 2002, Lubrizol engaged Deloitte & Touche to render a variety of services, including the audit of Lubrizol's financial statements. A Deloitte & Touche representative will attend the annual meeting, will have the opportunity to make a statement and will be available to answer questions.

AUDIT FEES

     The total fees billed or expected to be billed by Deloitte & Touche LLP for the audit of Lubrizol's financial statements for the year ended December 31, 2002 and for the reviews of the quarterly financial statements included in Lubrizol's Forms 10-Q for 2002 is $1,065,015.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte & Touche LLP did not render financial information systems design and implementation services during 2002.

ALL OTHER FEES

     The total fees billed for services rendered by Deloitte & Touche LLP to Lubrizol during 2002, other than audit fees, was $733,363, including audit related services of $334,970, tax services of $372,391 and other non-audit services of $26,002. Audit related services include due diligence procedures associated with mergers and acquisitions, employee benefit plan audits and other attest services related to affiliated companies. After separate discussions with Deloitte & Touche and management, the Audit Committee has considered whether the provision of these other services is compatible with maintaining Deloitte & Touche's independence.
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               SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
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     Any shareholder who wants to present a proposal at the 2004 Annual Meeting of Shareholders and have it included in our proxy materials must send us the proposal no later than November 19, 2003. Shareholder proposals submitted after that date but on or before February 27, 2004, may be presented at the annual meeting but will not be included in the proxy materials. If a shareholder proposal is received after February 27, 2004, the persons named on the proxy card may vote in their discretion regarding the proposal all of the shares for which we have received proxies for the annual meeting.

                                          THE LUBRIZOL CORPORATION

                                          L. M. Reynolds
                                          Secretary

March 19, 2003

                                                                      APPENDIX A

                            THE LUBRIZOL CORPORATION

                    BOARD OF DIRECTORS GOVERNANCE GUIDELINES

1. COMPOSITION

     The Regulations provide that the Board will have nine to thirteen Directors with both the shareholders and the Board having the authority to set the number within that range. The optimum size of the Board should be ten to twelve members, including one inside Director. The Chief Executive Officer will normally be the Chairman of the Board.

     Board members should be recruited from the broadest geographic region possible within the U.S. The Board should also seek candidates having broad international experience. Approximately half of the outside Directors should be out-of-town members.

     The Board should represent a broad spectrum of individuals with experience who are able to contribute to the success of the Corporation. Assessment of new members should include the issues of independence, diversity, age and skills necessary to the needs of the Board at the time.

2. MEETINGS

     The Board holds an organizational meeting to elect officers after each Annual Meeting of Shareholders at which Directors are elected. The Annual Meeting and the organizational meeting of the Board are held on the fourth Monday of April. The Board establishes other regular meetings at such times and places as it decides. Board meetings are usually held monthly with the exception of January, May, August and October. Dates are determined in advance and are usually the fourth Monday of the month. A majority of Directors then in office constitutes a quorum for Board meetings.

     Meeting days normally begin at 7:30 AM and conclude at 4:00 PM.

     On a timely basis before each meeting, management will provide an agenda for the meeting, minutes from the last meeting and background information for important subjects to be presented at the meeting.

     Proposed significant transactions normally should be on the agenda for at least two consecutive meetings.

     The corporation's strategic plan should be reviewed at one meeting each year.

     Periodically, the Board should hold meetings at other locations of the Corporation.

3. ATTENDANCE

     The expectation for attendance at meetings is 100 percent, except for occasional illness or unavoidable conflicts. If a Director determines that it is not possible to attend a meeting, the Director is expected to notify the Chairman of the Board or the Secretary of the Corporation promptly to assist in assuring a quorum for the meeting. If a Director physically cannot attend a Board meeting but is otherwise able to participate, it may be possible for the Director to attend by telephone if advance arrangements are made.

4. COMMITTEES

     The Board may elect an Executive Committee and/or other Board committees each consisting of not less than three Directors. Directors are expected to serve on one or more committees.

     Committee appointments, other than for the Organization and Compensation Committee, will be rotated as determined by the respective Committee chairman and the Chairman of the Board.

     The Chairman of the Board will nominate each Committee chairman, but no Committee chairman may serve as such for more than four years.

     Currently, the Board has established four standing committees: Executive Committee, Organization and Compensation Committee, Audit Committee and Retirement and Savings Plans Investment Committee. The Board will review and approve the charters of the committees at the organization meeting of the Board of Directors after the Annual Shareholders Meeting.

5. RETIREMENT

     A Director will retire no later than the date of the Annual Meeting next following the date on which such Director attains the age of 69.

6. CHANGE IN STATUS

     A person whose primary job responsibilities change from those he/she held when elected to the Board will volunteer to resign from the Board. It is the responsibility of the Organization and Compensation Committee to either accept the resignation or ask the Director to remain on the Board.

7. FORMER CHIEF EXECUTIVE OFFICER'S BOARD MEMBERSHIP

     A former Chief Executive Officer, upon retirement from the Corporation, will resign from the Board following a short period of time to allow for a smooth transition to the new Chief Executive Officer.

     A former Chief Executive Officer serving on the Board during this short transition will be considered an inside Director for purposes of corporate governance.

8. MEMBERSHIP ON OTHER BOARDS

     Each Director has the responsibility to notify the Chief Executive Officer and Chairman of the Board prior to accepting invitations to join other Boards of Directors. This guideline is established to avoid potential conflicts of interest or the appearance of conflicts of interest. Appropriate legal judgment will be obtained as necessary.

9. LEAD OUTSIDE DIRECTOR

     The Chairman of the Organization and Compensation Committee will serve in the capacity of lead outside Director for the purpose of chairing meetings of outside Directors, which shall be held periodically.

10. EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS

     The outside Directors of the Board will meet in Executive Session of the Organization and Compensation Committee as required, but at least three times a year.

11. ASSESSING BOARD PERFORMANCE

     The Organization and Compensation Committee shall conduct a periodic assessment of the Board's performance and processes.

     This assessment should be of the Board's contribution as a whole and specifically review areas in which the Board and/or the management believes improvements can be made to increase the effectiveness of the Board.

12. EVALUATION OF THE CHIEF EXECUTIVE OFFICER

     The Organization and Compensation Committee will conduct an annual formal evaluation of the Chief Executive Officer and communicate it to the Chief Executive Officer by the Chairman of the Organization and Compensation Committee and another member of the Chairman's choosing.

     The evaluation will consider aspects of corporate performance, such as profitability, market position, productivity, product leadership, personnel development, employee attitudes, public responsibility, quality practices and the balancing of short-term and long-term goals. The evaluation will reflect a combination of objective and subjective judgment with an emphasis on the impact on the Corporation's sustainability and competitiveness within its industry. As part of the evaluation, the Chief Executive will prepare a self-evaluation in accordance with the Corporation's performance planning and development process.

     The evaluation will be used by the Organization and Compensation Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.

13. SUCCESSION PLANNING/MANAGEMENT DEVELOPMENT

     The Chief Executive Officer will submit an annual report to the Organization and Compensation Committee on succession planning and the Corporation's program for management development. The Chief Executive Officer's recommendation as to his/her successor should he/she be unexpectedly unavailable to serve will be communicated to the Organization and Compensation Committee on a continuing basis.

14. BOARD ACCESS TO SENIOR MANAGEMENT

     Board members have complete access to Lubrizol's management. Each Board member has the responsibility to inform the Chief Executive Officer and Chairman of the nature of any communication with management and to provide copies of any written communication to the Chief Executive Officer and Chairman. The Board encourages management to bring managers into Board meetings who can provide additional insight into the items being discussed and/or who represent future potential that the management believes should be given exposure to the Board.

15. REVIEW OF SHAREHOLDER PROTECTION PROVISIONS

     All shareholder protection provisions will be reviewed at least biannually.

16. RELATIONSHIP WITH SHAREHOLDERS AND INVESTORS

     Management has the authority and responsibility to speak for Lubrizol on behalf of the Corporation and the Board of Directors. Management will provide periodic reports to the Board regarding shareholder communications.

17. DIRECTOR COMPENSATION

     The Chief Executive Officer will report annually to the Board of Directors on the status of Lubrizol Board compensation in relation to other comparable U.S. manufacturing companies. The Board is authorized to set a reasonable compensation for Directors. Any Director who is a full-time employee of the Corporation receives no separate compensation as a Director.

18. STOCK OWNERSHIP

     Directors are encouraged to own shares of the Corporation's stock and to increase their ownership of those shares over time. It is expected that each Director, upon taking office, will own a minimum of 100 shares. The Board believes that the stock compensation and stock option plans for Directors are appropriate methods to allow Directors to increase their holdings significantly over time.

                            ELECTRONIC DISTRIBUTION

If you would like to receive future The Lubrizol Corporation proxy statements and annual reports electronically, please visit HTTP://WWW.INVESTPOWER.COM. Next, click on "Enroll to receive mailings via e-mail" to enroll. Please refer to the company number and account number on top of the reverse side of this card.

                         ANNUAL MEETING OF SHAREHOLDERS

The Lubrizol Corporation's Annual Meeting of Shareholders will be held at 10:00 a.m. on April 28, 2003, at the Radisson Hotel & Conference Center - Eastlake, 35000 Curtis Boulevard, Eastlake, Ohio. Please see your proxy statement for instructions should you wish to attend the meeting.

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PROXY                    THE LUBRIZOL CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned shareholder of The Lubrizol Corporation hereby appoints
W. G. Bares, C. P. Cooley and L. M. Reynolds, and each of them, as agents, with full power of substitution, to vote the shares of the undersigned at the 2003 Annual Meeting of Shareholders of The Lubrizol Corporation to be held on April 28, 2003 and at any adjournments thereof, as indicated on the reverse side of this proxy card.

PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR ELECTION OF THE NOMINEES. THE AGENTS NAMED ABOVE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD OR CHOOSE ALTERNATIVE VOTING OPTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY CARD.

                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

COMMENTS:

                       ANNUAL MEETING OF SHAREHOLDERS OF

                            THE LUBRIZOL CORPORATION

                                 APRIL 28, 2003

                           PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the            COMPANY NUMBER
envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES from
any touch-tone telephone and follow the instructions.        ACCOUNT NUMBER
Have your control number and proxy card
available when you call.

- OR -

INTERNET - Access "www.voteproxy.com" and
follow the on-screen instructions. Have your control         CONTROL NUMBER
number available when you access the web page.


Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.


PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]



1. Election of Directors:

                            DIRECTOR NOMINEES:

[ ] FOR ALL NOMINEES        [ ] Jerald A. Blumberg
[ ] WITHHOLD AUTHORITY      [ ] Forest J. Farmer, Sr.
    FOR ALL NOMINEES        [ ] Ronald A. Mitsch
[ ] FOR ALL EXCEPT          [ ] Daniel E. Somers
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark  "FOR ALL EXCEPT" and fill in the circle next
to each nominee you wish to withhold, as shown here:            [X]


TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON
THE REVERSE SIDE HEREOF.

(COMMENTS WILL BE COLLECTED BY THE INSPECTOR OF ELECTIONS AND
FORWARDED TO LUBRIZOL MANAGEMENT)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via
this method.      [  ]


Please check here if you plan to attend the meeting.      [  ]


Signature of Shareholder _______________ Date: ___________
Signature of Shareholder__________________________________ Date: ________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.